Exhibit 99.1

PRESS RELEASE

INX Announces Results for 2nd Quarter Ended June 30, 2007

HOUSTON--(BUSINESS WIRE)--August 6, 2007--INX Inc. (Nasdaq: INXI) today announced financial results for its second quarter ended June 30, 2007.

In summary, for the quarter ended June 30, 2007 compared to the same period in the prior year:

•	Total revenue increased 38.9% to $53.7 million from $38.7 million.
▪
Products revenue increased 40.8% to $46.9 million from $33.3 million, with gross profit on products increasing 24.0% to $7.9 million, or 16.8% of products revenue, compared to $6.4 million, or 19.1% of products revenue.

▪
Services revenue increased 27.1% to $6.8 million from $5.4 million, with gross profit on services revenue increasing 69.5% to $2.2 million, or 31.7% of services revenue, compared to $1.3 million, or 23.7% of services revenue.

•	Gross profit on total revenue increased 31.6% to $10.0 million, or 18.7% of total revenue, compared to $7.6 million, or 19.7% of total revenue.
•	Operating income increased 59.0% to $1.0 million, or 1.9% of total revenue, compared $631,000, or 1.6% of total revenue.
•	Net income from continuing operations was $1.0 million compared to $613,000.
•	Net income was $1.0 million compared to $756,000.
•	Diluted earnings per share from continuing operations was $0.13 compared to $0.08
•	Diluted earnings per share was $0.13 compared to $0.10.

For the six month period ended June 30, 2007, compared to the same period in the prior year:

•	Total revenue increased 53.0% to $99.4 million from $65.0 million.
▪
Products revenue increased 55.4% to $86.5 million from $55.6 million, with gross profit on products increasing 40.2% to $15.1 million, or 17.5% of products revenue, compared to $10.8 million, or 19.4% of products revenue.

▪
Services revenue increased 38.4% to $12.9 million from $9.3 million, with gross profit on services revenue increasing 52.4% to $3.4 million, or 26.7% of services revenue, compared to $2.3 million, or 24.3% of services revenue.

•	Gross profit on total revenue increased 42.3% to $18.6 million, or 18.7% of total revenue, compared to $13.0 million, or 20.1% of total revenue.
•	Operating income increased 593.3% to $1.3 million, or 1.3% of total revenue, compared to $193,000, or 0.3% of total revenue.
•	Net income from continuing operations was $1.3 million compared to $89,000.
•	Net income was $1.4 million compared to $228,000.
•	Diluted earnings per share from continuing operations was $0.17 compared to $0.01.
•	Diluted earnings per share was $0.18 compared to a loss of $0.03.

Brian Fontana, INX’s Chief Financial Officer, commenting on the Company’s results, stated, “The Company posted growth of both products and services revenue for the second quarter compared to both the prior year period as well as compared to the first quarter.  Total revenue was higher than the guidance we had provided in early May.  Virtually all areas of our business produced excellent growth, with all of the growth being organic growth since we have made no acquisitions in the past year.  Our operating income margin for the quarter improved both year-over-year and sequentially compared to the first quarter, to 1.9% of revenue.  The operating income margin remains well below the 4% to 7% target level that we believe is ultimately achievable, but is considerably better than the margin in the first quarter.  Our net cash position increased by $5.9 million, or $0.76 per outstanding common share at June 30, 2007, due to increased cash flow from operations and an improvement in our day’s sales outstanding in accounts receivables.”

Commenting on the recent trends in the Company’s business, Mark Hilz, INX’s President and Chief Operating Officer, commented, “Our business in the second quarter performed better than we had expected when we set expectations in early May.  We were able to show improvement in our gross margin on service revenue for the quarter while also having Cisco recognize us for achieving customer satisfaction excellence based on the results of their recent survey of INX customers.  Achieving improved service margins and high customer satisfaction during the same period demonstrates the quality and customer commitment of our professional services team.  We are also pleased to have recently reached another important milestone when Cisco recently reclassified INX to a status of National Partner rather than Regional Partner.  We believe this status will help us in our efforts to win larger, national-scale customers.”

James Long, INX's Chairman and CEO, stated, “During the second quarter we saw improvement in many fundamental aspects of the business, including strong organic revenue growth, comparatively higher earnings growth resulting from improving operating profit margin, as well as a substantial improvement in our net cash position.  INX continues to generate revenue growth that exceeds our estimates of overall industry growth rates, demonstrating that we are continuing to gain market share in a growing market.  We are particularly pleased with our organic revenue growth given our focus on improving our operating profit margin this year.  The industry and market conditions continue to evolve as we have expected, and INX continues to be well positioned to take advantage of the macro trend of continued growth in the use of IP Telephony and the move towards a converged communications infrastructure based on the IP network.  With the fundamentals of our business improving rapidly, we are reviewing additional acquisition opportunities to continue on our path of creating a comprehensive national presence and expand our key offerings, which we believe will help drive continued profitable growth.  I would like to take this opportunity to publicly thank all of our INX team members for their contribution to our recent accomplishments, as they are the key drivers of our success.”

OUTLOOK:

The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.

As stated in our beginning-of-the-year update, we continue to believe our efforts towards creating a national presence, along with both the increasing complexity and use of enterprise-class IP communications systems will result in continued growth opportunities for INX over the next several years.  One of our long-term goals continues to be improving profitability at a faster rate than the growth of revenue to improve operating profit margin. As we have previously described, in 2005 and early 2006, we decided to make strategic investments that increased operating costs near-term in order to better position INX to take advantage of the long-term market opportunity we believe exists.  We are beginning to realize a return on these investments, and we believe we will continue to realize additional benefits going forward.  For 2007, one of our primary objectives is to improve operating profit margin, with a goal of making substantial progress towards achieving our target range of 4%-7% for operating income margin by approximately the end of the year.

For the third quarter ending September 30, 2007, excluding the impact of any acquisitions we might make during the quarter, we expect total revenue in the range of approximately $48 million to $52 million.  Regarding our expected trends in profitability, we continue to expect our operating profit margin percentage for our current operations to trend upward, but probably at a lesser rate of improvement than occurred for our second quarter as compared to the first quarter.  If we close an acquisition we expect that the revenue generated by the acquired operations will typically generate below-normal operating profit margin percentage during the first several months of operations following the transaction due to integration costs.

As previously stated, on a longer-term basis, one of our primary financial goals is to improve our operating profit margin percentage.  We believe this will result primarily from an increasing mix of services revenues, improving gross margin on services revenue and improving financial performance of our newer offices, together with some degree of leverage of certain categories of our operating expenses.

CONFERENCE CALL AND WEBCAST:

An investor conference call will be held by the Company today, August 6, 2007, starting at 4:15 p.m. Eastern Daylight Time to discuss the results and the Company's outlook for the future, as well as provide an opportunity to answer investors' questions in a public format. The call is expected to last approximately 60 minutes.

James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, will be on the call to discuss the quarter's results and answer investors' questions.

To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference call will begin promptly at the scheduled time.  Investors wishing to participate should call the telephone number at least five minutes prior to that time.

A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call.  To access the presentation via the web, participants should access www.INXI.com/Webcasts/Q207call at least ten (10) minutes prior to the call and log in to ensure web browser compatibility.  Following the call, the above link will provide investors with the ability to access the presentation and listen to the conference call.

Beginning approximately one hour after the end of the conference call and ending on September 6, 2007, a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The replay of the conference call will also be available by the following morning, and until September 6, 2007, for listening via the Internet from the Company's web site at www.INXI.com/Webcasts/Q207call.

SAFE HARBOR STATEMENT:

The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above.  The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.

•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	The Company's ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources.

•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.

•	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to finance its business operations.

•	The Company’s ability to successfully market its new RouteStep Communications products.

•
The Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened offices in new markets.

•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.

•	Unexpected customer contract cancellations.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•
Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K for 2006, which the Company makes available on its web site in PDF format at www.INXI.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of August 6, 2007, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. We offer a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. Services include design, implementation and support of IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.INXI.com.

CONTACT:

INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com

INX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,
	2007	2006
Revenue:
Products	$46,918	$33,322
Services	6,809	5,356
Total revenue	53,727	38,678
Cost of products and services:
Products	39,029	26,962
Services	4,653	4,084
Total cost of products and services	43,682	31,046
Gross profit	10,045	7,632
Selling, general and administrative expenses	9,042	7,001
Operating income	1,003	631
Interest and other income (expense), net	41	(18)
Income from continuing operations before income taxes	1,044	613
Income tax expense	7	—
Net income from continuing operations	1,037	613
Income (loss) from discontinued operations, net of income taxes	(3)	143
Net income	$1,034	$756

Net income per share:
Basic:
Income from continuing operations	$0.15	$0.10
Income from discontinued operations, net of income taxes	—	0.02
Net income per share	$0.15	$0.12
Diluted:
Income from continuing operations	$0.13	$0.08
Income from discontinued operations, net of income taxes	—	0.02
Net income per share	$0.13	$0.10
Shares used in computing net income per share:
Basic	6,862,538	6,223,118
Diluted	7,817,371	7,324,469

INX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six months ended June 30,
	2007	2006
Revenue:
Products	$86,468	$55,633
Services	12,902	9,321
Total revenue	99,370	64,954
Cost of products and services:
Products	71,361	44,855
Services	9,457	7,060
Total cost of products and services	80,818	51,915
Gross profit	18,552	13,039
Selling, general and administrative expenses	17,214	12,846
Operating income	1,338	193
Interest and other income (expense), net	17	(103)
Income from continuing operations before income taxes	1,355	90
Income tax expense	14	1
Net income from continuing operations	1,341	89
Income from discontinued operations, net of income taxes	59	139
Net income	$1,400	$228

Net income per share:
Basic:
Income from continuing operations	$0.20	$0.01
Income from discontinued operations, net of income taxes	0.01	0.03
Net income per share	$0.21	$0.04
Diluted:
Income from continuing operations	$0.17	$0.01
Income from discontinued operations, net of income taxes	0.01	0.02
Net income per share	$0.18	$0.03
Shares used in computing net income per share:
Basic	6,762,681	6,135,350
Diluted	7,749,270	7,202,067

INX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,826	$1,795
Accounts receivable, net of allowance of $210 and $299	39,656	42,424
Inventory	2,237	1,157
Other current assets	1,958	2,086
Total current assets	51,677	47,462
Property and equipment, net of accumulated depreciation of $3,008 and $2,414	4,084	3,854
Goodwill	12,097	10,891
Intangible and other assets, net of accumulated amortization of $1,364 and $1,264	196	313
Total assets	$68,054	$62,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$37	$4,609
Accounts payable	36,320	28,798
Accrued expenses	4,627	5,038
Other current liabilities	1,233	1,385
Total current liabilities	42,217	39,830
Other long-term liabilities	306	306
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 6,952,511 and 6,603,070 shares issued	70	66
Additional paid-in capital	32,341	30,598
Retained deficit	(6,880)	(8,280)
Total stockholders’ equity	25,531	22,384
Total liabilities and stockholders’ equity	$68,054	$62,520